SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 5, 2003

ITLA CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

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Item 5. Other Events.

            As previously disclosed, on November 20, 2002, ITLA Capital Corporation announced its strategic business relationship with Household International, Inc. Attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K are the material contracts related to this business relationship.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.
	99.1	Licensing Agreement, dated October 30, 2002, between Imperial Capital Bank, a wholly owned subsidiary of the Registrant (the "Bank"), and Beneficial Franchise Company, Inc.
	99.2	Amended and Restated Sale and Servicing Agreement for RALs and RACs, dated as of January 3, 2003, between the Bank, Household Tax Masters Inc., and Household Tax Masters Acquisition Corporation.
	99.3	Unconditional Continuing Guaranty, dated January 3, 2003, by Household Finance Corporation in favor of the Bank.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	By:	Timothy M. Doyle Senior Managing Director and Chief Financial Officer

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